EXHIBIT 32.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of CommerceSouth, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 11, 2003	/s/ DEBORAH M. WILTSE

		Name:	Deborah M. Wiltse
		Title:	Vice President/Chief Financial Officer